EXHIBIT 23

Consent of Dohan and Company, P.A., C.P.A.'s

Dohan and Company                                                 7700 North Kendall Drive, #200

Certified Public Accountants                                     Miami, Florida 33156-7578

A Professional Association                                        Telephone       (305) 274-1366

                                                                                    Facsimile         (305) 274-1368

                                                                                    Email               info@uscpa.com

                                                                                    Internet           www.uspca.com

                                                                                   February 8, 2005

U.S. Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC  20549

Dear Sir/Madam:

Re:  Bingo.com, Inc. - Form S-4 Registration Statement

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Bingo.com, Inc. on Form S-4 of our report dated February 27, 2004, appearing in the Annual Report on Form 10-K of Bingo.com, Inc. for the year ended December 31, 2003, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

Yours truly,

/s/ Dohan and Company, CPA's

Dohan and Company, P.A.

Certified Public Accountants